UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2009

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in its Form 8-K filed with the SEC on February 19, 2008, the Company, as the parent, and its wholly-owned subsidiary, Spark Networks Limited, as the borrower, entered into a Credit Agreement on February 14, 2008 with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and certain subsidiaries of the Company acting as guarantors (the “Credit Agreement”). On September 29, 2009, the parties executed a First Amendment to the Credit Agreement (the “Amendment”). References to the “Company” in this Item 1.01 mean Spark Networks, Inc. and Spark Networks Limited.

The Amendment, among other things, increases the per annum interest rate under the Credit Agreement, which is based upon a financial leverage ratio of less than 1.00, 1.00 to 1.49 and 1.50 and greater. The corresponding interest rates on LIBOR based borrowings are increased to LIBOR plus 1.75%, 2.00% and 2.50%, respectively. In the event the Company elects to borrow under a base rate loan, the corresponding interest rates are increased to the prime rate plus, 0.75%, 1.00% and 1.50%, respectively. Under the Amendment, the Company pays a 0.250% to 0.375% per annum commitment fee on all funds not utilized under the facility, measured on a daily basis.

The Amendment also amends the consolidated leverage ratio the Company is required to maintain such that the Company is required to maintain a consolidated leverage ratio at any time during any period of four fiscal quarters of no greater than 2.00 to 1.00 for quarters through December 31, 2009 and 1.50 to 1.00 for quarters on and after March 31, 2010, and a consolidated adjusted EBITDA for each period of four consecutive fiscal quarters of $12 million through the quarter ending September 30, 2008, $13 million for the quarters ending December 31, 2008 through June 30, 2009, $9 million for the quarters ending September 30, 2009 through December 31, 2009 and $8 million for the quarters ending on and after March 31, 2010. In addition, the Amendment requires the Company to maintain a fixed charge coverage ratio for each period of four consecutive fiscal quarters of 1.25 to 1.00 through the quarter ending September 30, 2009 and 1.50 to 1.00 for the quarters ending on or after December 31, 2009.

In addition, the Amendment reduced the total commitment under the credit facility from $30 million to $25 million. As of June 30, 2009, the Company had $7.5 million outstanding under the credit facility.

A copy of the Amendment is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information and description of the Amendment set forth under Item 1.01 is incorporated by reference to Item 1.01 of this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	First Amendment to Credit Agreement dated as of September 29, 2009 among Spark Networks Limited, Spark Networks, Inc., Bank of America, N.A., the other lenders thereto and Banc of America Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: September 29, 2009	By:	/s/ Brett Zane
	Name:	Brett Zane
	Title:	Chief Financial Officer